UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 12, 2008

NIVS IntelliMedia Technology Group, Inc.
_____________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52933	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, Shuikou, Huizhou, Guangdong, China 516006

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-2323616

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 3.02, below, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On August 12, 2008, NIVS IntelliMedia Technology Group, Inc. (the “Company”) conducted a second and final closing of a private placement and, pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 1,304,587 shares of common stock at $1.80 per share, for gross proceeds of approximately $2.3 million, of which $1.3 million was represented by subscription receivables. Accordingly, including the initial closing of the private placement that was conducted on July 25, 2008, as reported in the Current Report on the Form 8-K filed with the Securities and Exchange Commission on July 30, 2008, a total of 6,544,047 shares of common stock were sold in the private placement for an aggregate gross proceeds of approximately $11.8 million (the “Private Placement”). WestPark Capital, Inc. (“WestPark”), the placement agent for the Private Placement, was paid a commission equal to 6.5% of the gross proceeds from the financing, in addition to a $130,000 success fee for the Share Exchange, for an aggregate fee of approximately $896,000. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving the Company’s securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

The Company agreed to file a registration statement covering the common stock sold in the Private Placement within 30 days of the closing of a share exchange transaction that closed on July 25, 2008 (the “Share Exchange”) pursuant to the subscription agreement entered into with each investor. The investors in the Private Placement also entered into a lock-up agreement pursuant to which they agreed not to sell their shares until 90 days after the Company’s common stock is first listed or quoted on either the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or the OTC Bulletin Board, at which time one-twelfth of their shares will be released from the lock-up, and after which their shares will automatically be released from the lock-up every 30 days in eleven equal installments.

Some of the controlling stockholders and control persons of WestPark were also, prior to the completion of the Share Exchange, controlling stockholders and control persons of the Company, including Richard Rappaport, who is the Chief Executive Officer of WestPark and was the President and a significant stockholder of the Company prior to the Share Exchange, and Anthony C. Pintsopoulos, who is the Chief Financial Officer of WestPark and was one of the Company’s controlling stockholders and an officer and director prior to the Share Exchange. In addition, Debbie Schwartzberg, one of the Company’s principal stockholders, is a noteholder of the parent company of WestPark; her note entitles her to a 1.5% interest in the net profits of one of the Company’s principal stockholders prior to the Share Exchange, which is also the parent of WestPark. Mr. Rappaport is the sole owner of the membership interests in the parent of WestPark. Each of Messrs. Rappaport and Pintsopoulos resigned from all of their executive and director positions with the Company upon the closing of the Share Exchange.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Subscription Agreement (incorporated by reference from Exhibit 10.11 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS IntelliMedia Technology Group, Inc.

Dated: August 13, 2008	By:	/s/ Tianfu Li
	Name:	Tianfu Li
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement (incorporated by reference from Exhibit 10.11 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 13, 2008).